UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 15, 2013

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
and organisation)

O’Hara House, 3 Bermudiana Road		HM 08
Hamilton, Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2013, Adrian Sarbu offered his resignation as President and Chief Executive Officer of Central European Media Enterprises Ltd. (“CME Ltd.”), effective August 21, 2013. Mr. Sarbu has also resigned as a director of CME Ltd., effective August 21, 2013.

 In connection with the resignation of Mr. Sarbu, CME Media Services Limited (“CME MS”), a wholly owned subsidiary of CME Ltd., entered into a separation agreement with Mr. Sarbu dated August 21, 2013 (the "Agreement"). Under the Agreement, Mr. Sarbu will continue to be employed by CME MS until January 1, 2014 (the “Termination Date”) under the amended and restated employment agreement dated April 4, 2013 (the “Employment Agreement”) between CME MS and Mr. Sarbu and continue to receive his current salary and benefits pursuant to such Employment Agreement until the Termination Date. Following the Termination Date, Mr. Sarbu will be entitled to receive a severance payment in the amount of $5.4 million, as set out in the Employment Agreement. In addition, all outstanding restricted stock units issued to Mr. Sarbu will vest on the Termination Date; provided, that the Agreement has not been terminated prior to such date. The Agreement also provides that Mr. Sarbu will have the right of first negotiation in the event CME Ltd. elects to dispose of certain businesses prior to December 31, 2015. The Agreement further provides that CME MS or an affiliate of CME MS will, subject to the approval of the CME Ltd. board of directors, invest up to US$ 3 million in a content business Mr. Sarbu is intending to launch following the termination of his employment.

Under the Agreement, Mr. Sarbu has agreed to continue to be bound by the restrictive covenants in his Employment Agreement, including with respect to confidentiality, non-solicitation and non-competition.  The Agreement also includes a waiver and release of claims by Mr. Sarbu. The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 21, 2013, CME Ltd. issued a press release announcing the resignation of Mr. Sarbu, which is attached hereto as Exhibit 99.1. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of CME Ltd.’s filings under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits Exhibit Number

10.1	Separation Agreement between CME Media Services Limited and Adrian Sarbu dated August 21, 2013.
99.1	Press release of CME Ltd. dated August 21, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: August 21, 2013
/s/ David Sach
David Sach
Chief Financial Officer